SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2007

DATAMEG CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-128060	133-134389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 South 1300 East, Suite 500 Salt Lake City, Utah		84106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 739-3945

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Filed Audited Report.

On April 12, 2007, the Company was advised by its new independent accountant that certain matters in its audited consolidate financials contained in the Company’s Form 10KSB for 2005 need to be restated. As a result, the Company advises that its Form 10KSB for 2005 and subsequent interim reports in 2006 may not be relied upon. The information provided by the independent accountant was that certain software licenses of the Company’s QoVox subsidiary were capitalized when they should have been expensed. The independent accountant has indicated that other matters may need to be restated but a definite statement could not be made at this time. Authorized officers of the Company have discussed these matters with the independent accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Dated: April 17, 2007	By:	/s/ James Murphy
James Murphy, Chairman and Chief Executive Officer